UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                DECEMBER 6, 2004


                               SEALIFE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-13895                   34-1444240
(State or other jurisdiction        (Commission                (IRS Employer
        of incorporation)           File Number)             Identification No.)


         5601 W. SLAUSON AVE., CULVER CITY, CALIFORNIA             90293
           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (310) 338-9757

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 23, 2004, Sealife Corporation (the "Company") and its wholly-owned subsidiary Sealife Marine Products, Inc. ("SeaLife Marine"), entered into a consulting agreement (the "Consulting Agreement") with Brokers Unlimited, Inc. ("BUI") pursuant to which BUI will provide product testing services, advertise and market the Company products and participate in the government approval process for the Company's products in Europe.

         Pursuant to the Consulting Agreement, BUI was issued 786,500 shares of common stock of the Company in connection with various services previously performed on behalf of the Company and SeaLife Marine, including testing of SeaLife Marine products related to required government approvals, trade show management, and the development of a European distribution network, and in exchange for the future services to be provided pursuant to the Consulting Agreement, BUI will be issued additional shares of common stock of the Company having an aggregate value of $115,000, which shares will be issuable in monthly installments over the eight month term of the Consulting Agreement.

         Additionally, pursuant to the Consulting Agreement, the Company agreed to file, on or before January 6, 2005, a registration statement on Form SB-2 registering the resale by BUI of the shares of common stock acquired by it under the Consulting Agreement and to keep the registration statement effective until the earlier of two years and the date that all the shares of common stock held by BUI may be sold by the investors pursuant to Rule 144 promulgated under the Securities Act of 1933.

         The Company and BUI are currently also parties to that certain Sales Force Agreement dated as of January 21, 2004, pursuant to which BUI functions as SeaLife Marine's worldwide sales agent.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 10, 2004                SEALIFE CORPORATION

                                  /s/ Robert A. McCaslin
                                 -----------------------------------------------
                                 Robert A. McCaslin, Chief Executive Officer and Chief Financial Officer


                                       3